Scientific Bioprocessing, Inc.
                  70 Orville Drive
                Bohemia, New York 11716



					June 12, 2013




BioDox R&D Corporation
24 Timber Edge Road
Stow, Massachusetts 01775


Gentlemen:

	Please be advised that due to the death of Dr. Joseph
E. Qualitz, Scientific Bioprocessing, Inc. (the "Company") has determined pursuant to Section 7.2(b)(iv) of the Research and Development Agreement dated November 14, 2011 between the Company and BioDox R&D Corporation (the "Developer"), to terminate the Agreement effective immediately.



			        Very truly yours,

			        SCIENTIFIC BIOPROCESSING, INC.


				BY: /S/ HELENA R. SANTOS
                                _____________________
 				Helena R. Santos, President




cc:   Mr. Thomas Alexander
      c/o Fluorometrix Corporation
      15913 S. Windy City Road
      Mulino, OR 97042

      Donna Qualitz
      BioDox R&D Corporation
      P.O. Box 816,
      Stow MA 01775